Exhibit 99.1

Atossa Genetics Announces Third Quarter 2016 Financial Results

and Provides Company Update

Conference Call to be Held Monday, November 14, 2016 at 5:30pm Eastern Time

SEATTLE, November 14, 2016 -- Atossa Genetics Inc. (NASDAQ: ATOS) today announced Third Quarter ended September 30, 2016 financial results and provided an update on recent company developments.

Dr. Steve Quay, President and CEO, commented, “We are pleased with our continuing achievements in the Third Quarter 2016, which enabled us to strengthen Atossa’s foundation and further our drug development program goals. Our settlement with Besins Healthcare, and our recently completed capital raise provided Atossa with approximately $4 million in additional capital with which to advance our two exciting drug development programs.”

Dr. Quay added, “We continue to make progress on both of our drug development programs: Our Phase 2 clinical trial of intraductal fulvestrant is proceeding and I am pleased to report that the study has been accepted for presentation at the CTRC-AARC San Antonio Breast Cancer Symposium to be held December 6-10, 2016. We also made strong progress with our proprietary oral endoxifen, which we are developing for breast cancer patients who do not respond to tamoxifen. The initial drug supply for Phase 1 and Phase 2 studies is under development and we’ll provide updates as we head towards the clinical studies.”

Recent Corporate Developments

Atossa’s important recent developments include the following:

•	Atossa’s Intraductal Fulvestrant/Microcatheter Study was Accepted for Presentation at the CTRC-AARC San Antonio Breast Cancer Symposium Being Held December 6-10, 2016
•	In September 2016, Atossa Regained Compliance with NASDAQ Listing Rule 5550(A)(2)
•	In August 2016, Atossa Completed an Underwritten Public Offering of Common Stock with Gross Proceeds of $2,875,000
•	In August 2016, Atossa Settled Litigation With Besins Healthcare with Atossa Receiving Cash Payment of $1.76 Million

Q3 2016 Financial Results

Total operating expenses were approximately $1.6 million and $5.4 million for the three months and nine months ended September 30, 2016, respectively, consisting of general and administrative (G&A) expenses of approximately $1.5 million and $5.0 million, respectively and R&D expenses of approximately $85,000 and $404,000 respectively. As a result of the sale of NRLBH, operating expenses related to the NRLBH are presented separately as discontinued operations for the three months and nine months ended September 30, 2015.

Operating expenses from continuing operations for the three months and nine months ended September 30, 2016 decreased approximately $2.2 million and $4.9 million, or 57.9% and 47.6% respectively, from approximately $3.8 million and $10.3 million for the three months and nine months ended September 30, 2015, respectively, which consisted of G&A expenses of approximately $2.4 million and $7.2 million, respectively, R&D expenses of approximately $949,000 and $1.9 million, respectively, and selling expenses of approximately $499,000 and $1.2 million, respectively. The decrease in operating expenses is mainly attributed to the 2015 launch of new devices and services which are not being pursued in 2016 and investing more in new R&D programs in the first quarter of 2015 compared to 2016.

Net loss for the nine months ended September 30, 2016 was $3.8 million and cash and cash equivalents were approximately $4.4 million.

Conference Call Information

Management will host a business update conference call on Monday November 14, 2016 at 5:30 pm eastern time to review Third Quarter ended September 30, 2016 financial results and provide a company update. Following management’s formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 1-844-824-3830 and

International callers should call 1-412-317-5140. All callers should ask for the Atossa Genetics conference call. The conference call will also be available through a live webcast at www.atossagenetics.com. Details for the webcast may be found on the Company’s IR events page at http://ir.atossagenetics.com/ir-calendar.

A replay of the call will be available approximately one hour after the end of the call through December 14, 2016. The replay can be accessed via Atossa’s website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international) or Canada Toll Free at 855-669-9658. The replay conference ID number is 10096671.

About Atossa Genetics

Atossa Genetics Inc, is a clinical-stage pharmaceutical company developing novel therapeutics and delivery methods to treat breast cancer and other breast conditions. For more information, please visit www.atossagenetics.com.

Forward-Looking Statements

Forward-looking statements in this press release, which Atossa undertakes no obligation to update, are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with actions and inactions by the FDA, the outcome or timing of regulatory approvals needed by Atossa, lower than anticipated rate of patient enrollment, results of clinical studies, the safety and efficacy of Atossa’s products and services, performance of clinical research organizations and investigators, obstacles resulting from proprietary rights held by others with respect to fulvestrant, such as patent rights, and other risks detailed from time to time in Atossa’s filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

Atossa Genetics Company Contact:

Atossa Genetics Inc.

Kyle Guse

CFO and General Counsel

(O) 800-351-3902

kyle.guse@atossagenetics.com

Investor Relations Contact

Scott Gordon

CorProminence LLC

377 Oak Street

Concourse 2

Garden City, NY 11530

Office: 516.222.2560

scottg@corprominence.com

Source: Atossa Genetics Inc.

ATOSSA GENETICS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,388,177	$3,715,895
Restricted cash	55,000	275,000
Prepaid expense	120,751	193,293
Other current assets	-	110,663
Total current assets	4,563,928	4,294,851

Furniture and equipment, net	84,537	171,568
Intangible assets, net	1,401,899	1,700,565
Other assets	227,877	76,337
Total assets	$6,278,241	$6,243,321

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$197,354	$814,448
Accrued expenses	12,480	463,676
Payroll liabilities	635,047	1,159,335
Other current liabilities	18,886	64,128
Total current liabilities	863,767	2,501,587

Commitments and contingencies (note 13)

Stockholders’ equity
Preferred stock - $.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock - $.015 par value; 75,000,000 shares authorized, 3,787,967 and 2,177,151 shares issued and outstanding	56,820	32,657
Additional paid-in capital	60,137,752	54,643,940
Accumulated deficit	(54,780,098)	(50,934,863)
Total stockholders’ equity	5,414,474	3,741,734

Total liabilities and stockholders’ equity	$6,278,241	$6,243,321

ATOSSA GENETICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net revenue	$-	$-	$-	$-

Operating expenses:
Selling	-	498,609	-	1,187,777
Research and development	85,000	948,961	403,963	1,888,236
General and administrative	1,473,435	2,395,089	5,040,939	7,208,508
Total operating expenses	1,558,435	3,842,659	5,444,902	10,284,521
Operating loss	(1,558,435)	(3,842,659)	(5,444,902)	(10,284,521)
Other income, net	1,763,124	69,350	1,599,667	116,108
Income (Loss) before income taxes	204,689	(3,773,309)	(3,845,235)	(10,168,413)
Income taxes	-	-	-	-
Income (Loss) from continuing operations	204,689	(3,773,309)	(3,845,235)	(10,168,413)
Loss from discontinued operations	-	(544,802)	-	(630,314)
Net income (loss)	$204,689	$(4,318,111)	$(3,845,235)	$(10,798,727)
Income (Loss) per common share from continuing operations – basic and diluted	$0.07	$(2.04)	$(1.72)	$(5.91)
Loss per common share from discontinued operations – basic and diluted	-	$(0.30)	-	$(0.37)
Weighted average shares outstanding, basic & diluted	2,799,082	1,845,747	2,240,869	1,720,353